UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURE WINDOW BLINDS, INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3490

(Primary Standard Industrial Classification Code Number)

20-5982715

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(905) 732-3299

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.
112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

           Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting Company)

            Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	3,200,000	$0.025	$80,000	$3.14

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

SECURE WINDOW BLINDS, INC.

3,200,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of SECURE WINDOW BLINDS, INC.  (“Secure Window”) and it is not presently traded on any market or securities exchange. 3,200,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.025. Secure Window will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May 2, 2008

iii

iv

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about SECURE WINDOW BLINDS, INC.

SECURE WINDOW BLINDS, INC. (“Secure Window, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on November 27, 2006 and established a fiscal year end of December 31. We are a development-stage Company that intends to offer a unique window blinds system, which, in addition to all the utility of an ordinary venetian blind, it will also be a home security device, protecting and making any window impenetrable.

We intend to have two lines of secure blinds: a manually controlled version and a motorized controlled version that uses a wall switch or keypad, remote control, a personal computer and/or can even be integrated into the home alarm system. These blinds will be very durable and convenient, a product with double-function that combines security and style.

Our business and registered office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (905) 732-3299.

As of March 31, 2008, Secure Window had raised $7,000 through the sale of its common stock. There is $318 of cash on hand in the corporate bank account. The Company currently has liabilities of $7,056 represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,500. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Secure Window has 7,000,000 shares of common stock issued and outstanding and is registering an additional 3,200,000 shares for offering to the public. The Company will endeavor to sell all 3,200,000 shares of common stock after this registration statement becomes effective. The price at which the Company is offering these shares is fixed at $0.025 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Secure Window will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	3,200,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.025.
Number of shares outstanding before the offering of common shares.	7,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	10,200,000 common shares will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.025.

Secure Window may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Secure Window’s common stock is quoted or granted a listing, a market for the common shares may not develop.

Use of proceeds

Secure Window will receive all proceeds from the sale of the common stock. If all 3,200,000 common shares being offered are sold, the total gross proceeds to the Company would be $80,000. The Company intends to use the proceeds from this offering (i) to develop our products, building the prototypes $27,000, (ii) to initiate the Company's sales and marketing campaign, estimated at $30,000, (iii) cover the equipment, materials and storage costs estimated to be $15,000 (iv) administrative expenses estimated to cost $2,500. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,500 are being paid for by Secure Window.

Termination of the offering

The offering will conclude when all 3,200,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Secure Window may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Secure Window has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of March 31, 2008
Total Assets	$318
Total Liabilities	$7,056
Shareholder’s Equity	$(6,738)
Operating Data	November 27, 2006 (inception) through March 31, 2008
Revenue	$0.00
Net Loss	$13,738
Net Loss Per Share	$0.00

As indicated in the financial statements accompanying this prospectus, Secure Window has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. Secure Window should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF SECURE WINDOW BLINDS TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated March 6, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Secure Window Blinds, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the “December 31, 2007 Audited Financial Statements - Auditors Report”. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE SECURE WINDOW BLINDS, INC. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have costs related to (i) the development of products (prototypes), (ii) initiation of the Company's sales and marketing campaign, (iii) purchase of equipment, materials and storage, (iv) administrative expenses and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company’s sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company’s shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.025 per common share as determined herein is substantially higher than the net tangible book value per share of the Company’s common stock. Secure Window’s assets do not substantiate a share price of $0.025. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

BECAUSE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

The Company has 75,000,000 authorized shares, of which only 7,000,000 are currently issued and outstanding and only 10,200,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s sole officer and director own 100% of the outstanding shares and will own 68% after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

Risks Related to Investing in Our Company

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on November 27, 2006 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for home security and/or window coverings; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE COMPANY’S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Mr. Pizzacalla, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Pizzacalla, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company’s creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage Company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on November 27, 2006 and to date have been involved primarily in the design of our business plan and we have no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors  including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the window covering and/or home security industries and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

SECURE WINDOW BLINDS, INC. MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Risks Related to Investing in Our Business

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

Our product will target two different markets in North America: the window covering industry and the home security industry. If we are unable to demonstrate clearly the concept that makes our products unique to potential customers, they may think that it is only another window blind. If the public doesn’t acknowledge the singularity and innovation of our products, we may be unable to attract enough clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN’T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not built a prototype of our window blinds yet; therefore, we don’t know the exact cost of production. In the case of a higher than expected cost of production, we won’t be able to offer our products at a reasonable price. Furthermore, we may find problems in the manufacturing process and/or product function. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. Competitors may enter this sector with superior products, services, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000	$80,000
Less: OFFERING EXPENSES	=========	=========	=========	========
Accounting fees	2,500	2,500	2,500	2,500
Legal fees	1,500	1,500	1,500	1,500
Printing	300	300	300	300
Transfer Agent	1,200	1,200	1,200	1,200
TOTAL	$5,500	$5,500	$5,500	$5,500

Less: PRODUCT DEVELOPMENT
Prototype development:	10,000	10,000	10,000	10,000
Motor and electronic system development:	-	4,000	10,000	17,000
TOTAL	$10,000	$14,000	$20,000	$27,000

Less: SALES & MARKETING
Website/Hosting/Online advertising:	2,000	3,000	5,000	8,000
Expositions/Trade shows:	-	4,000	8,000	10,000
Advertising:	-	5,000	9,000	12,000
TOTAL	$2,000	$12,000	$22,000	$30,000

Less: EQUIPMENT AND STORAGE Painting and steel cut machines/materials:	2,000	5,000	7,000	10,000
Rent:	-	2,000	3,500	5,000
TOTAL	$2,000	$7,000	$10,500	$15,000
Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	500	1,500	2,000	2,500
TOTAL	$500	$1,500	$2,000	$2,500
	========	=========	=========	========
TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Secure Window and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on November 27, 2006. The Company’s sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.000963
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.007183
Increase to present stockholders in net tangible book value per share after offering	$0.008145
Capital contributions	$80,000
Number of shares outstanding before the offering	7,000,000
Number of shares after offering held by existing stockholders	7,000,000
Percentage of ownership after offering	68.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.017817
Capital contributions	$80,000
Percentage of capital contributions	92%
Number of shares after offering held by public investors	3,200,000
Percentage of ownership after offering	31.4%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.017817
Capital contributions	$60,000
Percentage of capital contributions	89.6%
Number of shares after offering held by public investors	2,400,000
Percentage of ownership after offering	25.5%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.021132
Capital contributions	$40,000
Percentage of capital contributions	85.1%
Number of shares after offering held by public investors	1,600,000
Percentage of ownership after offering	18.6%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.23300
Capital contributions	$20,000
Percentage of capital contributions	74.1%
Number of shares after offering held by public investors	800,000
Percentage of ownership after offering	10.3%

PLAN OF DISTRIBUTION

7,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,200,000 shares of its common stock for possible resale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Secure Window will receive all proceeds from the sale of those shares. The price per share is fixed at $0.025   until our shares are quoted on the OTC Bulletin Board or other exchange and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.025 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Secure Window has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Secure Window will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 68.5% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Secure Window will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, Ph.D., 6474 University Ave, San Diego, CA 92115 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

INFORMATION WITH RESPECT TO THE APPLICANT

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Development

On November 27, 2006, Mr. Anthony P. Pizzacalla, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of December 31. The objective of this corporation is to enter into the window covering and the home security industries with its unique secure blinds system.

SECURE WINDOW BLINDS, INC. intends to offer a unique window blinds system. With its singular stainless steel slats design, besides having the utility of an ordinary venetian blind, the secure blind will also be a home security device. Its slats interlocking system, allows this product to become a steel wall, protecting and making any window impenetrable.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (905) 732-3299. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

Secure Window has not made any material change in its mode of conducting business and has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change. Since inception we have not been in receivership, bankruptcy or similar proceeding.  We have not made any significant purchase or sale of assets or been involved in any merger, material reclassification, acquisition or consolidation.

Market Opportunity

We will be offering a product that is a window cover and a home security device. Therefore, our product integrates two different markets: the home security and windows covering industries. We intend to sell our products throughout USA and Canada.  Because it is a new concept, there is no one offering a product like the secure blinds.

According to crime statistics, from www.brinkhomesecurity.com:

•

The FBI reports a burglary occurs every 15 seconds.

•

A home without a security system is 2 to 3 times more likely to be burglarized.

•

Over 1.4 million home invasions occurred in 2005.

•

61.4% of residential burglaries in 2005 took place during the day, between 6 a.m. and 6 p.m.

•

The average dollar loss per burglary offense in 2005 was $1,725.

The data on www.home-security-systems.net shows that in 2000, Americans spent an estimated $17.5 billion on professionally installed electronic security products and services, previous totals are: $16.2 billion in 1999 and $14.9 billion in 1998. Spending on electronic security products and services is growing at estimated 8.7 percent per year. From 1990 to 2000, consumers spent more than $42.8 billion on home security installations.

Canada Customs and Revenue Agency (CCRA) believe it reasonable to estimate the Canadian window covering market at around $30 million. http://unstats.un.org/unsd/cr/registry/regcia.asp?Cl=2&Lg=1&Co=V&p=5).

Description of our Products and Services

Our product consists of series of horizontal stainless steel slats. The slats are shaped like the letter “s”, when viewed from the side. The curves on the top and the bottom are on opposite sides of the blind along all its entire length. This unique design allows the top curve of one slat to hook with the bottom curve of the lower slat, interlocking them together. The slats are multi-directional and can be used in a number of window designs. In the completely closed position, secure blinds effectively can eliminate all external light from entering into a room and when all slats are interlocked and put under tension, it will become a steel wall. The slats of the secure blinds can be adjusted to allow varying degrees of light into the room. Indeed, the whole blind can be tightly engaged, stacked to allow light to steam completely through the bare window area or opened in place like a conventional blind.

In order to obtain the tension to interlock the slats in the closed position, it will be necessary to pull the bottom rail down and lock it. There will also be a lock system on the sides. The secure blinds will run on steel tracks, attached to both sides of the window. When locking the blinds in the closing position, the sides will automatically lock the sides as well because both locking systems will be connected.

The device consists of a head rail made of steel that houses the mechanisms for positioning the slats and activating cords. The blind itself is made up of ladders, any number of our unique steel slats and a bottom rail that contains pins to hold the cords. A valance will cover the head rail to enhance its appearance. Due to the weight of its material, secure blinds will have a pulley system which will make it easy to be used by anyone.

Cords or wands can be used to open and close the secure blinds, to change the position of the slats and to control the tilting operation of the slats.

Secure blinds will be available in widths ranging from 12 to 96 inches and up to 120 inches in height. They will be offered in a large number of colors and with optional accessories and refinements, such as choice of valances, head rail types, ladders, wand or cord, left or right side controls, etc.

The secure blinds can also be motorized and controlled from a wall switch or keypad, remote control, a personal computer or even integrated with the alarm system. This eliminates the hazard of dangling cords. The client will be able to order our products by phone or through our website. Instructions on how to measure the windows will be available in our website and our staff will be trained to assist the client by phone as well. We intend to have partnerships with home security companies and integrate our product to their alarm system services.

Production Process

Secure blinds will be manufactured in five steps: (1) the head and side rails will be prepared by cutting it to the desired width, drilling anchoring holes and adding many components; (2) the slats, the valance, the tracks and the bottom rail will be made ready— they will be selected, painted and cut to the appropriate width; (3) these various parts will be then assembled mechanically— the head rail will be placed on a machine, the slats will be drilled in order to thread the steel cords that will hold the blind, the bottom rail will be installed and the steel cords attached thereto and integration of the motor, when it is the case; (4) the finished blind will then be sent for inspection of the following: the width of the blind, its mechanical and electronic functions, the lock systems and the positioning of the slats to ensure the best possible uniform color and interlocking; and (5) the finished blind will be sent for packing and shipping.

For the production of our unique slats, tracks and rails, we will hire companies associated with the Steel Manufacturers Association (SMA). This association consists of 39 North American companies that operate 125 steel plants and employ approximately 40,000 people. The SMA also has six international steel Company members in countries outside of North America, comprising a total membership of 45 steel companies, worldwide. The North American member companies of the SMA are widely dispersed geographically with 33 located in the United States, three companies in Canada, and three in Mexico. The US companies are represented in the United States Congress by 122 Congressional Districts within 37 states.

The slats will be 1 inch and a half wide and 3/16 inch thick with lengths ranging from 12 to 96 inches. The rails will also range from 12 to 96 inches and the tracks will be available up to 120 inches in height. The slats, rails and tracks will all be made of stainless steel.

Competitive Advantages

Blinds come in almost any type of material. The most common window coverings are made of vinyl, PVC, wood (or faux wood), bamboo and lightweight aluminum. The types of wood most commonly used to manufacture slats are basswood, cherry, white ash, beech, poplar, ramin, samba, red oak, and red cedar. They may be stained, painted, film-coated, or bare. Vinyl is the most versatile because it can be made stiff or flexible and in almost any size. It is an option for almost every type of blind.

The slats are connected by strings used to tilt, raise, and lower the slats. There is also a locking mechanism. The slats can be enhanced using decorative cords instead of strings. The blind is equipped with either a tilt cord or wand mechanism for opening and closing. The various mechanisms are housed in a head-rail made of metal, PVC or other material. The slats rest on a bottom rail, which can be made of wood, when the blinds are raised.

Heavy materials usually don’t fit with large window coverings or blinds that are folded in a particular shape. The weight can create sags and pulls that distract from the look of the blind. Heavier materials are great for shutting the window off from the outside world.

Lightweight materials are great for decorating purposes because they can be manipulated into innumerable shapes and folds. Unfortunately, these materials do not provide much protection from the outdoors. They tend to be see-through or sheer, offering little privacy. The fact that lightweight materials don’t sit close to the window also limits the ability to protect from drafts or keep light out and indoor heating and cooling in.

Solid materials such as wood, steel or vinyl are more versatile because they can be manipulated into different shapes and styles while closing tightly against the elements. They are opaque so you cannot see directly through the window or make out shadows from the outside. Solid materials offer the ultimate in privacy and room darkening. Stiff blinds and shutters also tend to sit close to the window and are installed within the window frame. They act as a guard against drafts.

Our product will offer all the advantages of a regular venetian blind and will also act as a home security system. It will be made of heavy material, it will be able to be fitted with large windows but the weight will not create sags, due to a pulley system with steel cords that will allow an even, smooth motion of the slats. Secure blinds will be offered in various colors and different finishing styles, which will fit any decorating purpose.

We intend to have two lines of secure blinds: one manually controlled and a motorized controlled version. The motorized unit will be controlled from a wall switch or keypad, remote control or even a personal computer, eliminating the hazard of dangling cords. This motorized model can be integrated with the client’s home alarm system. When the client activates the alarm, the blinds will automatically lock themselves in the closed position, creating a steel wall in each window.

We will offer very durable, convenient, double-function products, combining security, functionality and style.

Marketing

We intend to target two different markets in North America: the window covering industry and the home security industry. As a result, we will be able to advertise to a high number of prospective clients. Our initial marketing efforts may include the negotiation of strategic partnerships with home security companies to integrate our motorized blinds to their alarm system in order to create the ultimate home security system. We intend have an advertising campaign together with these companies, showing both our products and theirs, in order to share the costs.

Because the buildings equipped with our blinds will be virtually impenetrable, we will also negotiate with insurance companies some discounts for our clients.  With these partnerships, we may be able to reduce our prices and we believe that it will make our products more attractive to the clients.

We also plan on placing ads in newspapers and magazines. The Company would, at a minimum, attend trade shows in North America that are dedicated to the home security, construction and/or specialized window covering businesses. If finances allow, we would have exhibit booths in these events.

Our website will be our online marketing tool. We will provide, on the home page, all the information about our products and advantages in a direct and easy way.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the window covering industry or home security industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Secure Window has no permanent staff other than its sole officer and director, Mr. Anthony P. Pizzacalla, who is the President and Chairman of the Company. Mr. Pizzacalla is employed elsewhere and has the flexibility to work on Secure Window up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Plan of Operation

During the 12 month period starting upon the effective date of this registration statement, the Company must raise capital and start its sales activities. The first stage of our operation over this period is to build the manual secure blind prototype. If finances allow, we will also develop our motorized version and integrate it with home alarm systems. We expect to complete this step, including time to make the proper adjustments necessary, within 150 days of the effective date of this registration statement.

Once we built the prototypes, we will find a suitable location to manufacture our blinds and buy the material and machinery necessary to cut and paint the slats. We expect to complete this step within 210 days of the effective date of this registration statement.

In the third stage, we will create the Company’s Internet website, which will showcase our products and create a sales portal. We expect to complete this step 240 days of the effective date of this registration statement.

The fourth stage consists of a sales and marketing campaign. During this stage we will: contact and negotiate exclusive partnerships with home security and insurance companies; attend trade shows; distribute flyers and place advertisements in newspapers and magazines.  Marketing will be a constant activity of this Company and we expect to be fully operational within 360 days of the effective date of this registration statement.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for Secure Window Common Stock at present and there has been no trading market to date.  There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

FINANCIAL STATEMENTS

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

BALANCE SHEET

 STATEMENT OF OPERATIONS

 STATEMENT OF STOCKHOLDERS’ EQUITY

 STATEMENT OF CASH FLOW

NOTES TO THE FINANCIAL STATEMENT

Chang G. Park, CPA, Ph. D.

t 371 E STREET t CHULA VISTA t CALIFORNIA 91910-2615t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Secure Window Blinds, Inc.

We have audited the accompanying balance sheets of Secure Window Blinds, Inc. (A Development Stage “Company”) as of December 31, 2007 and 2006 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and for the period from November 27, 2006 (inception) to December  31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secure Window Blinds, Inc. as of December 31, 2007 and 2006, and the result of its operations and its cash flows for the years then ended and for the period from November 27, 2006 (inception) to December  31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

____________________

CHANG G. PARK, CPA

March 6, 2008

San Diego, CA. 91910

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

BALANCE SHEET

As at December 31, 2007 and 2006

	December 31, 2007	December 31, 2006

ASSETS

CURRENT ASSETS
Cash	$ 3,468	$ -
TOTAL ASSETS	$ 3,468	$ -

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 5,000 160	$ - 953

TOTAL LIABILITIES	5,160	953

STOCKHOLDER’S EQUITY (DEFICIT )
Common stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
7,000,000 shares of common stock	7,000	7,000
Additional paid-in capital		-
Subscription Receivable	-	(7,000)

Deficit accumulated during the development stage	(8,692)	(953)
Total stockholder’s deficit	(1,692)	(953)
Total Liabilities and Stockholder’s Equity (deficit)	$ 3,468	$ -

Going Concern (Note 1)

______________________

Director

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

 STATEMENTS OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2007 and 2006

	Year ended December 31, 2007	Year ended December 31, 2006	Cumulative results of operations from November 27, 2006 (date of inception) to December 31, 2007
REVENUE
Revenue	-	-	-

EXPENSES

Office and general	$ (1,239)	$ (953)	$ (2,192)
Professional fees	(6,500)	-	(6,500)
Total General & Administration expenses	$ (7,739)	$ (953)	$ (8,692)

NET LOSS	$ (7,739)	$ (953)	$ (8,692)

BASIC EARNING PER COMMON SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	7,000,000	3,294,118

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

 STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

From inception November 27, 2006 to December 31, 2007

	Common Stock		Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total

	Shares	Amount
Balance November 27, 2006	-	$ -	$ -	$ -	$ -
Common stock issued for cash at $0.001 per share
- December 15, 2006	7,000,000	$ 7,000	$ -	$ -	$ 7,000
- Share Subscription receivable	-	-	(7, 000)	-	(7,000)

Net Loss for the year ended December 31,, 2006	-	-	-	(953)	(953)

Balance, December 31, 2006	7,000,000	$ 7,000	(7,000)	(953)	(953)

Subscription received March 5, 2007			7,000		7,000

Net Loss the year ended December 31, 2007	-	-	-	(7,739)	(7,739)

Balance December 31, 2007	7,000,000	$ 7,000	$ -	$ (8,692)	$ (1,692)

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

 STATEMENTS OF CASH FLOW

FOR THE PERIOD ENDED DECEMBER 31, 2007 AND 2006

	Year ended December 31, 2007	Year ended December 31, 2006	From November 27, 2006 (date of inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,739)	$ (953)	$ (8,692)
Adjustments to reconcile net loss to net cash used in operating activities

Change in operating assets and Liabilities
- accounts payable and accrued liabilities	5,000	-	5,000
- shareholder loan	(793)	953	160

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,532)	-	(3,532)

CASH FLOW FROM INVESTING ACTIVITY	-	-	-

CASH FLOWS FROM FINANCING ACTIVITY
Proceeds from issuance of common stock	-	7,000	7,000
Decrease (increase) in Subscription Receivable	7,000	(7,000)	-

NET CASH PROVIDED BY FINANCING ACTIVITY	7,000	-	7,000

NET INCREASE (DECREASE) IN CASH	$ 3,468	$ -	$ 3,468

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$ 3,468	$ -	$ 3,468

Supplemental cash flow information.

Cash paid for:

Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENT

AS OF DECEMBER 31, 2007 AND 2006

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Secure Window Blinds, Inc. (the “Company”) is a private company incorporated on November 27, 2006 under the laws of the State of Nevada and extra-provincially registered under the laws of the Province of Ontario on February 2, 2007. The Company is in the initial development stage and was organized to engage in the business of producing a unique secure window blind.

Going concern

These financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and liabilities in the normal course of business. The Company commenced operations on November 27, 2006 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended December 31, 2007 in the amount of $8,692. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of Founders shares. As of December 31, 2007 the Company had issued 7,000,000 founders shares at $0.001 per share for net proceeds of $7,000 to the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on November 27, 2006 in the State of Nevada. The fiscal year end of the Company is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with US generally accepted accounting principles.

Segmented Reporting

SFAS Number 131, “Disclosure about Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders.  It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

For the period ended December 31, 2007 and 2006, all business operations took place in Ontario, Canada.

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENT

AS OF DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2007and 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENT

AS OF DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on SFAS No. 123R “Share Based Payment”. SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that December be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

SFAS 123R requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

As at December 31, 2007 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENT

AS OF DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No.

109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements

NOTE 3 – STOCKHOLDER’S EQUITY

The stockholders’ equity section of the Company contains the following classes of Capital Stock as of December 31, 2007:

•

Common stock, $0.001 par value: 75,000,000 shares authorized: 7,000,000 shares issued and outstanding

On December 15, 2006, the Company issued 7,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $7,000.

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENT

AS OF DECEMBER 31, 2007 AND 2006

NOTE 4 – RELATED PARTY TRANSACTIONS

On December 15, 2006 the Company issued 7,000,000 shares of common stock at $0.001 per share to its sole director and President of the Company for cash proceeds of $7,000.  As at December 31, 2007 and 2006, the Company has a shareholders loan in the amount of $160 and $953 owed to the President of the Company.          .

NOTE 5– INCOME TAXES

The Company has adopted the FASB No. 109 for reporting purposed. As of December 31, 2007 and 2006 the Company had net operating loss carry forwards of approximately $8,692 and $953 that may be available to reduce future years’ taxable income and will expire beginning in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which December arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

NOTE 6– FINANCIAL INSTRUMENTS

At December 31, 2007 the Company did not have any financial liabilities in Canadian dollars.

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

MARCH 31, 2008

INTERIM BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENTS OF STOCKHOLDER’S EQUITY

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO THE INTERIM FINANCIAL STATEMENT

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

INTERIM BALANCE SHEET

March 31, 2008

	March 31, 2008 (Unaudited)	December 31, 2007

ASSETS

CURRENT ASSETS
Cash	$ 318	$3,468
TOTAL ASSETS	$ 318	$3,468

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 7,000 56	$ 5,000 160

TOTAL LIABILITIES	7,056	5,160

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 3)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
7,000,000 shares of common stock (Note 3)	7,000	7,000
Additional paid-in capital	-	-

Deficit accumulated during the development stage	(13,738)	(8,692)
Total stockholder’s (deficit)	(6,738)	(1,692)
Total Liabilities and Stockholder’s Equity	$ 318	$ 3,468

Going Concern (Note 1)

______________________

Director

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

 INTERIM STATEMENTS OF OPERATIONS

FOR THE PERIOD ENDED MARCH 31, 2008 (Unaudited)

	Three months ended March 31, 2008	Three months ended March 31, 2007	Cumulative results of operations from November 27, 2006 (date of inception) to March 31, 2008
REVENUE
Revenue	$ -	$ -	$ -

EXPENSES

Office and general	$ (46)	$ (41)	$ (2,238)
Professional fees	(5000)	-	(11,500)
Total General & Administration expenses	$ (5,046)	$ (41)	$ (13,738)

NET LOSS	$ (5,046)	$ (41)	$ (13,738)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	7,000,000	5,888,889

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

INTERIM STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

From inception November 27, 2006 to March 31, 2008

(Unaudited)

	Common Stock		Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total

	Number of shares	Amount

Common stock issued for cash at $0.001 per share
- December 15, 2006	7,000,000	$ 7,000	$ -	$ -	$ 7,000
- Share Subscription receivable	-	-	(7, 000)	-	(7,000)

Net Loss for the year ended December 31,, 2006	-	-	-	(953)	(953)

Balance, December 31, 2006	7,000,000	$ 7,000	(7,000)	(953)	(953)

Subscription received March 5, 2007			7,000		7,000

Net Loss the year ended December 31, 2007	-	-	-	(7,739)	(7,739)

Balance , December 31, 2007	7,000,000	$ 7,000	-	(8,692)	(1,692)

Net loss for three months ended March 31, 2008	-	-	-	(5,046)	(5,046)

Balance March 31, 2008	7,000,000	$ 7,000	$ -	$ (13,738)	$ (6,738)

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

INTERIM STATEMENTS OF CASH FLOWS

FOR THE PERIOD ENDED MARCH 31, 2008 (Unaudited)

	Three months ended March 31, 2008	Three months ended March 31, 2007	From November 27, 2006 (date of inception) to March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (5,046)	$ (41)	$ (13,738)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities

- accounts payable and accrued liabilities	2,000	-	7,000
- shareholder loan	(104)	-	56

NET CASH PROVIDED IN OPERATING ACTIVITIES	(3,150)	(41)	(6,682)

CASH FLOW FROM INVESTING ACTIVITY	-	-	-

CASH FLOWS FROM FINANCING ACTIVITY
Proceeds from issuance of common stock	-	-	7,000
Share subscription (receivable) received	-	7,000	-

NET CASH PROVIDED BY FINANCING ACTIVITY	-	7,000	7,000

NET INCREASE (DECREASE) IN CASH	(3,150)	6,959	318

CASH, BEGINNING OF PERIOD	3,468	-	-

CASH, END OF PERIOD	$ 318	$ 6,959	$ 318

Supplemental cash flow information.

Cash paid for:

Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS (Unaudited)

AS OF MARCH 31, 2008

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Secure Window Blinds, Inc. (the “Company”) is a private company incorporated on November 27, 2006 under the laws of the State of Nevada and extra-provincially registered under the laws of the Province of Ontario on February 2, 2007. The Company is in the initial development stage and was organized to engage in the business of producing a unique secure window blind.

Going concern

These financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and liabilities in the normal course of business. The Company commenced operations on November 27, 2006 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended March 31, 2008 in the amount of $13,738. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of Founders shares. As of March 31, 2008 the Company had issued 7,000,000 founders shares at $0.001 per share for net proceeds of $7,000 to the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on November 27, 2006 in the State of Nevada. The fiscal year end of the Company is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with US generally accepted accounting principles.

Segmented Reporting

SFAS Number 131, “Disclosure about Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders.  It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

For the period ended March 31, 2008, all business operations took place in Ontario, Canada.

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS (Unaudited)

AS OF MARCH 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENT (Unaudited)

 AS OF MARCH 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on SFAS No. 123R “Share Based Payment”. SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that December be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

 SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

SFAS 123R requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

As at March 31, 2008 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS (Unaudited)

AS OF MARCH 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements

NOTE 3 – STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of Capital Stock as of March 31, 2008:

•

Common stock, $0.001 par value: 75,000,000 shares authorized: 7,000,000 shares issued and outstanding

On December 15, 2006, the Company issued 7,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $7,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

On December 15, 2006 the Company issued 7,000,000 shares of common stock at $0.001 per share to its sole director and President of the Company for cash proceeds of $7,000.  As at March 31, 2008 the Company has a shareholders loan in the amount of $56 owed to the President of the Company.          .

SECURE WINDOW BLINDS, INC.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS (Unaudited)

 AS OF MARCH 31, 2008

NOTE 5– INCOME TAXES

The Company has adopted the FASB No. 109 for reporting purposed. As of March 31, 2008 the Company had net operating loss carry forwards of approximately $13,738 that may be available to reduce future years’ taxable income and will expire beginning in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which December arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

NOTE 6– FINANCIAL INSTRUMENTS

At March 31, 2008 the Company did not have any financial liabilities in Canadian

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

For the period from inception through March 31, 2008, we had no revenue. Expenses for the period totaled $3,378 resulting in a Net loss of $13,378.

Capital Resources and Liquidity

As of March 31, 2008 we had $318 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Pizzacalla has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

Other than the above described situation, the Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Anthony P.Pizzacalla	75	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Anthony P. Pizzacalla retired in April of 2000, at which time he took a contract position with Pacific West Technologies Ltd., and later with Pacific Beer Equipment Ltd. The services he provides for these companies include: general accounting, purchasing (locate suppliers; negotiate prices and terms; issue purchase orders; follow up on deliveries; resolve disputes), weekly payroll, set up and maintain proper personnel records in accordance with regulations, government reporting (prepare and submit sales tax returns, employee deduction remittances and reports Workers Compensation Reports, and Statistics Canada reports), systems and procedures, computer programming and various special projects, as required, such as managing the recording of costs and the submission of claims for government programs offering grants for new product development.

Mr. Pizzacalla also has had previous experience in the: rubber and plastics; molding and extruding; steel fabrication, machining and hydraulics; plastic molding heat treating and metallurgy industries. Those companies for whom he worked ranged in size from 4 to 65 employees.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Pizzacalla other business interests and his involvement in Secure Window.

EXECUTIVE COMPENSATION

Secure Window has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (November 27, 2006) through March 31, 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony P.Pizzacalla President	2007/2008	0	0		0	0	0	0	0

We did not pay any salaries in 2007or 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony P.Pizzacalla	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Secure Window has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Secure Window may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (November 27, 2006) through December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony P.Pizzacalla	0	0	0	0	0	0	0

At this time, Secure Window has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Anthony P.Pizzacalla, 20 Dauphine Cr Welland, ON CANADA, L3C 2TI	7,000,000	100%	68.6%	74.5%	81.4%	89.8%

	All Officers and Directors as a Group (1 person)	7,000,000	100%	68.6%	74.5%	81.4%	89.7%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Pizzacalla is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 15, 2007 we issued a total of 7,000,000 shares of common stock to Mr. Anthony P. Pizzacalla, our sole officer and director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.14
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$300.00
Transfer Agent Fees	$1,200.00
Accounting fees and expenses	$2,500.00
Legal fees and expenses	$1,500.00
Total	$5,503.14

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Secure Window is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 15, 2007

We have issued 7,000,000 common shares to our sole officer and director for total consideration of $7,000, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of SECURE WINDOW BLINDS, INC., dated November 27, 2006.

Exhibit 3(ii)

Bylaws of SECURE WINDOW BLINDS, INC. approved and adopted on November 29, 2006.

Exhibit 5

Opinion re legality.

Exhibit 23

Consent of Chang G. Park, CPA, Ph.D., 6474 University Ave, San Diego, CA 92115, dated April 29, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of SECURE WINDOW BLINDS, INC. for the period ending December 31, 2007.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  Welland, Ontario, , on this 2nd day of May, 2008.

SECURE WINDOW BLINDS, INC.

/s/ Anthony P.Pizzacalla

Anthony P.Pizzacalla

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Anthony P.Pizzacalla

Anthony P.Pizzacalla

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

May 2, 2008

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